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                                  EXHIBIT 3(b)

                                     BY-LAWS

                                       OF

                    THE CLARIDGE HOTEL AND CASINO CORPORATION
                             A New York Corporation
                            Adopted September 2, 1983

                                    ARTICLE I
                                     OFFICES

         SECTION 1. Office. The office of the Corporation shall be in the City of New York, County of New York, State of New York.

         SECTION 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                              SHAREHOLDERS MEETINGS

         SECTION 1. Place of Meetings. All meetings of shareholders shall be held at the office of the Corporation, or at such other place within or without the State of New York as may be fixed from time to time by the Board of Directors.

         SECTION 2. Annual Meeting. Commencing with the year 1984, annual meetings of shareholders shall be held on the 25th day of May, if not a legal holiday, and if a legal holiday, then on the next following business day not a legal holiday, at 11:00 a.m. or at such other date and time as may be fixed by the Board of Directors. At such annual meeting of shareholders, the shareholders shall elect directors and may transact such other business as may properly be brought before the meeting.

         SECTION 3. Notice of Annual Meetings. Written notice of each annual meeting of shareholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting of each shareholder of record entitled to vote at the meeting.

         SECTION 4. Special Meetings. Special meetings of shareholders may be called at such time or place either within or without the State of New York for any purpose or purposes, by the Board of Directors, or by the President or the Chairman of the Board and shall be called by the Chairman of the Board, President, or the Secretary upon the written request of a majority of the directors. Such written request shall state the time, place and purpose or

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purposes of the proposed meeting. A special meeting of shareholders called by the Board of Directors or the President may be canceled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         SECTION 5. Notice of Special Meeting. Written notice of each special meeting of shareholders shall be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at the meeting. Each such notice shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

         SECTION 6. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of shareholders, the holders of a majority of shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present or represented by proxy. An adjourned meeting may be held later without notice other than announcement at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI of these By-Laws to each shareholder of record entitled to vote at the adjourned meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         SECTION 7. Qualification of voters. The only persons entitled to notice of or to vote at any meeting of shareholders shall be the persons shown as shareholders of the Corporation on the stock transfer records of the Cor poration on the record date fixed by the Board of Directors, not more than fifty nor less than ten days before the date of such meeting, or, in the absence thereof, at the close of business on the date notice of the meeting is given.

         SECTION 8. Voting. At any meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each shareholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections of directors shall be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or By-Laws, any other matter shall be determined by the vote of the holders of a majority of the shares voting on it.

         SECTION 9. Action Without a Meeting. Whenever the vote of shareholders at a meeting is required or permitted in connection with any corporate action, such action may be taken without a meeting on the written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

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                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. Function. The business of the Corporation shall be managed under the direction of the Board of Directors, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

         SECTION 2. Number. The number of directors which shall constitute the entire Board of Directors shall be such number, not less than five, as shall be determined by resolution of the majority of the entire Board of Directors from time to time. Until further action by the Board of Directors, the number of directors which shall constitute the entire Board of Directors shall be five. As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

         SECTION 3. Term of Office. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of shareholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, each director elected, including a director elected to fill a vacancy or a newly created directorship, shall serve until the next succeeding annual meeting of shareholders and until his successor is elected and qualified.

         SECTION 4. Removal of Directors. Except as otherwise provided by law or the Certificate of Incorporation, any of the directors may be removed, with or without cause, at any time by vote of the shareholders at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose. If the director being removed was elected by the holders of the shares of any class or series he cannot be removed by the directors and may be removed only by the applicable vote of the holders of shares of that class or series, voting as a class.

         SECTION 5. Vacancies. Newly created directorships resulting from an increase in the authorized number of directors and vacancies occurring in the Board of Directors, including vacancies caused by removal without cause, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

         SECTION 6. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, if any, or to the President or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 7. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise, except that no director at the time serving as an officer or director of Del E. Webb Corporation shall receive any fee or compensation for services to the Corporation as director.

         SECTION 8. Books of the Corporation. The books of the Corporation, except such as are required by law to be kept within the State of New York, may be kept at such place or places within or without the State of New York as the Board of Directors may from time to time determine.


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                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders. If the meeting is held at the place of the meeting of shareholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not so held, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

         SECTION 2. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside the State of New York, as shall from time to time be determined by the Board. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting will be held at that place at the same hour on the next business day which is not a legal holiday.

         SECTION 3. Special Meetings. Special meetings of the Board of Directors may be held within or outside the State of New York and may be called by the President or the Chairman of the Board on at least two days' notice to each director and shall be called by the President, the Chairman of the Board or the Secretary on like notice at the written request of any two directors.

         SECTION 4. Notice of a Meeting. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these By-Laws and shall state the place, date and hour of the meeting. Each as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver thereof. Directors not receiving notice of a special meeting in accordance with this Section shall be deemed to have waived notice if they are present at the meeting or may waive notice by a writing executed before or after the meeting.

         SECTION 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, one-third of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting or, if no director is present, the Secretary, may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting.

         SECTION 6. Participation by Telephone. To the extent permitted by law, the members of the Board of Directors of the Corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

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         SECTION 7. Action Without a Meeting. Any action of the Board of
Directors or any committee designated by such Board may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

                                    ARTICLE V
                                   COMMITTEES

         SECTION 1. Powers. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and may also designate one or more of its members to serve as alternates on these committees, who may replace any absent or disqualified member at any meeting of the committee. To the extent permitted by law, the Executive Committee shall have all the authority of the Board of Directors, except as the Board otherwise provides, and the other committees shall have such authority as the Board grants them; but no such committee shall have the power or authority in reference to the submission to shareholders of any action requiring shareholder approval under the New York Business Corporation Law, the filling of vacancies in the Board of Directors or any committee thereof, the fixing of compensation of members of the Board of Directors, amendment or repeal of these By-Laws or the adoption of new By-Laws and the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board.

         SECTION 2. Records of Meetings; Quorum. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board shall require. Unless the Board otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meeting (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

         SECTION 3. Action Without a Meeting. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.


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                                   ARTICLE VI
                                     NOTICES

         SECTION 1. Notice to a Shareholder. Any notice to a shareholder shall be in writing and either given personally or by mail. Unless pursuant to an exception recognized by law, the written notice of any meeting shall be given not less than ten nor more than fifty days before the date of the meeting. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of shareholders.

         SECTION 2. Notice to a Director. Any notice to a director may be given personally, by telephone or by mail, telegram, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone, or when deposited in the United States mails or with the communications company through which it is given, directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

         SECTION 3. Waiver of Notice. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed prior to the conclusion of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VII
                                    OFFICERS

         SECTION 1. Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and the Board of Directors may also elect a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any two or more offices (except the offices of President and Secretary), may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. No officer except the Chairman of the Board need be a director of the Corporation.

         SECTION 2. Election and Term of Office. Each officer shall be elected by the Board of Directors and shall hold office until the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

         SECTION 3. Resignation. Any officer may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have the power to call special meetings of shareholders and of the Board of Directors. In the absence of or in the event of the disability of the President, the Chairman shall perform the duties of the President. In addition,


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the Chairman of the Board shall have such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 5. President. The President shall have general charge of management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may preside over any meetings of the shareholders or the Board of Directors at which the Chairman of the Board is present. He may sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. In general, he shall perform all duties incidental to the office of President and such other duties as may from time to time be assigned to him by these By-Laws, by the Board of Directors, or by law.

         SECTION 6. Vice Presidents. The Vice Presidents, if any, shall assist the President in the performance of his duties and perform such duties as shall from time to time be assigned to them by the Board of Directors or the President. In the absence of or in the event of the disability of the Chairman of the Board and the President, the Vice Presidents shall, in the order designated by the Board, perform the duties of the President.

         SECTION 7. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and the standing committees in books provided for that purpose. He shall attend to the giving and serving of all notices of the Corporation. He shall affix the seal of the Corporation to all contracts and instruments requiring the same. He shall have charge of the seal of the Corporation and of such books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to examination by any director upon application at the office of the Corporation during business hours, and shall in general perform all the duties incident to the office of the Secretary, or which may from time to time be assigned to him by the Board of Directors.

         SECTION 8. Assistant Secretaries. The Assistant Secretaries, if any, shall assist the Secretary in the performance of his duties and perform such duties as shall from time to time be assigned to them by the Board of Directors or the President. In the absence of or in the event of the disability of the Secretary, the Assistant Secretaries shall, in the order designated by the Board, perform the duties of the Secretary.

         SECTION 9. Treasurer. The Treasurer shall have custody of all funds, securities and other property of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the President or the Board or Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.


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         SECTION 10.  Assistant Treasurers.  The Assistant Treasurers, if any,
shall assist the Treasurer in the performance of his duties and perform such duties as shall from time to time be assigned to them by the Board of Directors or the President. In the absence of or in the event of the disability of the Treasurer, the Assistant Treasurers shall, in the order designated by the Board, perform the duties of the Treasurer.

         SECTION 11. Compensation. The compensation of officers shall be fixed from time to time by the Board of Directors or in such manner as it may provide. No officer at the time serving as an officer or director of the Del E. Webb Corporation shall receive any fee or compensation for his services as an officer of the Corporation.

         SECTION 12. Security. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                  ARTICLE VIII
                            SHARES AND THEIR TRANSFER

         SECTION 1. Certificates. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board of Directors or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The certificates shall bear legends stating that (i) the shares are held subject to the restriction imposed by N.J.S.A. 5:12-105 and the New Jersey Casino Control Act N.J.S.A. 5:12-1 et seq.;
(ii) the Corporation has granted an option pursuant to a certain Cross Option Agreement between Del E. Webb Corporation ('Webb") and the Corporation to purchase all the issued and outstanding shares of stock of The Claridge at Park Place, Incorporated, (iii) the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and (iv) the shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be directly or indirectly offered or sold or otherwise disposed of (including pledged) by the holder thereof except in reliance on an exemption from the Securities Act.

         SECTION 2. Signatures on Certificates. The signatures of the officers of the Corporation upon a certificate may be a facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. when doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require such indemnities as it deems expedient including a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of the new certificate.


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         SECTION 4. Issuance of New Certificate Upon Surrender of Old
Certificate. Except as otherwise provided in the Certificate of Incorporation and in these By-Laws the Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

         SECTION 5. Record Date. The Board of Directors may fix in advance a date as the record date for determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not less than ten nor more than fifty days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is so fixed, the record date shall be as provided by law. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders which has been made as provided in this Section shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 6. Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of New York. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto by any shareholder.

         SECTION 7. Disqualification of Holders of Securities. No shareholder may hold more than 4.9% of any shares of the Corporation or other interests in the Corporation (such shares and interests are collectively referred to herein as "Securities") without the prior approval of the New Jersey Casino Control Commission (the 'Commission") and the holding of such Securities is conditioned upon such prior approval. In addition, any and all Securities of the Corporation are held subject to the condition that, if at any time the Commission finds that a holder of any Securities of the Corporation must qualify under the provisions of the Casino Control Act of New Jersey, Public Law 1977, Chapter 110, as amended or as may hereinafter be amended (the "Casino Control Act"), to hold the Securities of the Corporation and such holder (i) does not qualify, (ii) cannot obtain an exemption from qualification and is unable or unwilling to qualify, or
(iii) is found unsuitable to hold the Securities, the Board of Directors shall have the power, at its option, (a) to purchase any or all of the holder's Securities at a price equal to the lesser of the then market price or the purchase price of such Securities and (b) to refuse to register the transfer of such Securities to such holder. If at any time the Commission finds that a


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holder of Securities is (i) unsuitable to hold such Securities, (ii) denies continued qualification of such holder or (iii) withdraws an exemption from qualification of such holder and such holder refuses to qualify, such holder shall immediately tender his Securities for sale to the Corporation, at a price equal to the lesser of the then market price or the purchase price of such Securities, or shall immediately sell his Securities to another suitable person. If the foregoing provision, or any portion thereof, is determined to be unenforceable in any instance, such adetermination does not make this provision, or any portion thereof, void. If the foregoing provision, or any portion thereof, is found to be void by virtue of any legal decision, statute, rule or regulation, then the Board of Directors shall promptly adopt resolutions that in its opinion best effect the purposes of this Article, and which would not be found void, and propose to the shareholders an amendment to the Certificate of Incorporation implementing the provisions suggested in such resolutions. Every Security issued by the Corporation shall bear, on both sides of the certificate evidencing such interest, a statement that the security is subject to the restrictions imposed by N.J.S.A. 5:12-105.

   Commencing on the date that the Commission serves notice upon the Corporation of the determination of disqualification or any holder of the Corporation's securities, the Corporation to the extent set forth in the Casino Control Act shall not pay any dividends or interest or make any other distribution in respect of securities held by said holder and said holder shall not have the right to exercise, directly or indirectly, through any trustee, nominee or other person or entity, any right conferred by such securities or to receive any remuneration in any form from the Corporation for services rendered or otherwise. Any securities issued by the Corporation shall be deemed held subject to the aforementioned limitation.

         SECTION 8. Rules and Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                                   ARTICLE IX
                         CASINO CONTROL ACT REQUIREMENTS

         SECTION 1. Qualification to do Business. This corporation shall not be eligible to be a holding company and/or intermediary company with respect to any entity holding or applying for a casino license under the New Jersey Casino Control Act, unless this corporation is qualified to do business in the State of New Jersey and provides all information and performs any actions necessary to fulfill the applicable requirements of the Casino Control Act.

         SECTION 2. Qualification of Directors. Pursuant to the Casino Control Act, if the New Jersey Casino Control Commission revokes or suspends the license, if any, of or disqualifies any director, or if the license, if any,


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of any director expires, then that director is automatically removed as a director, notwithstanding any provision of these By-Laws to the contrary. Vacancies arising under this provision will be filled as provided in these By-Laws, except that if a director who is not an affiliated director, as such term is defined in the Certificate of Incorporation is so removed, then the Board shall fill the vacancy with an unaffiliated replacement.

                                    ARTICLE X
                                 INDEMNIFICATION

         SECTION 1. Indemnification. The Corporation shall, to the fullest extent permitted by Sections 722 and 723 of the New York Business Corporation Law or any successor to such sections, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all expenses, liabilities, or other matters referred to in or covered by said sections.

         SECTION 2. Insurance for Indemnification. The Corporation may purchase and maintain, to the fullest extent permitted by Section 727 of the New York Business Corporation Law, or any successor to such section of insurance for indemnification of the Corporation and of all persons it shall have the power to insure under said section from and against any and all expenses, liabilities or other matters referred to in or covered by said section.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         SECTION 1. Dividends. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the

Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 3. Corporate Seal. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation and the words "CORPORATE SEAL, NEW YORK", and such other appropriate legend as the Board of Directors may from time to time determine. When so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be affixed or reproduced in lieu of the corporate seal.

         SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the 31st day of December of each year.

         SECTION 5. Annual Reports. The Board of Directors will cause annual reports to be sent to the shareholders. Such reports shall include the name of the unaffiliated director, as well as such financial reports as may later be deemed to provide adequate financial disclosure. The content of the reports shall in no way be restricted to the above enumerated items.

                                   ARTICLE XII
                                   AMENDMENTS

         SECTION 1. These By-Laws may be amended or repealed, and new By-Laws may be adopted, amended or repealed (a) at any regular or special meeting of the shareholders or (b) by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board, except that no By-Law may be adopted or amended by the Board of Directors if the By-Law or amendment is inconsistent with a By-Law, or an amendment to a By-Law, adopted by the shareholders.